EXHIBIT 21.1


                                  SUBSIDIARIES


Name                                  Place of Incorporation
----                                  ----------------------

Inyx Canada, Inc.                     Canada
Inyx Pharma, Limited                  England and Wales
Inyx USA, Ltd.                        Isle of Man